Exhibit 99.1


Lawson Software Reports First Quarter FY04 Results; 25% Year-over-Year Increase in License Fee Revenues Drives Strong Q1 Performance

    ST. PAUL, Minn.--(BUSINESS WIRE)--Sept. 25, 2003--Lawson Software, Inc. (Nasdaq:LWSN), today reported total revenues of $88.0 million for its fiscal 2004 first quarter ended Aug. 31, 2003, compared with revenues of $87.4 million for its fiscal 2003 first quarter. License fee revenues increased 25 percent to $22.7 million in the fiscal 2004 first quarter, compared with $18.1 million in the fiscal 2003 first quarter. Services revenues were $65.3 million in the fiscal 2004 first quarter, compared with $69.3 million in the fiscal 2003 first quarter.
    On a generally accepted accounting principles (GAAP) basis, the company posted net income of $3.2 million, or $0.03 per diluted share, in the fiscal 2004 first quarter, compared with a net loss of $1.9 million, or a net loss of $0.02 per diluted share, for the fiscal 2003 first quarter.
    On a normalized basis, net income was $4.0 million in the fiscal 2004 first quarter, or $0.04 per diluted share, compared with a net loss from normalized operations of $668,000, or a net loss of $0.01 per diluted share, in the fiscal 2003 first quarter. Fiscal 2004 first quarter normalized operations exclude non-cash items of $1.3 million. The non-cash items consist of non-cash stock-based compensation, amortization of acquired software and intangibles and a restructuring charge adjustment.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating income (loss) to net income (loss) from normalized operations, see the financial table accompanying this news release --"SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NET INCOME (LOSS) FROM NORMALIZED OPERATIONS."
    The company's cash, cash equivalents and marketable securities were $255.2 million at Aug. 31, down slightly from $260.5 million at May 31, 2003.
    Days sales outstanding (DSO) were 65 during the first quarter, compared with 62 in the fiscal 2003 fourth quarter and 70 in the third quarter, reflecting Lawson's continued strong focus on receivables throughout the quarter.

    First Quarter Performance

    "We continued our momentum from our fourth quarter fiscal 2003 and delivered strong performance in our first quarter with solid execution of our strategy," said Jay Coughlan, Lawson president and chief executive officer. "We witnessed the return of year-over-year license revenue growth, driven by a strong quarter from our healthcare vertical. In addition, we continue to strengthen our business with new acquisitions we've recently announced. We are solidly executing our vertical strategy, and winning in the marketplace."
    The company signed 153 deals in the quarter. Of total licensing activity in the fiscal 2004 first quarter, 58 percent came from new customers and 42 percent from existing customers.
    During the quarter, the company signed 19 new customers at an average selling price of $730,000, compared with 23 new customers at an average selling price of $333,000 in the first quarter of fiscal 2003. The company signed four software licensing agreements valued at more than $1 million. Significant or strategic wins included:
Healthcare - Catholic Health Initiatives, Trinity Health, and Sherman Health. Retail - W. S. Badcock. Public Sector - Orange County Transportation Authority.

    Conference Call and Webcast

    Lawson will host a conference call to discuss the company's results and future outlook at 4:30 p.m. Eastern Daylight Time (3:30 p.m. Central Daylight Time) Sept. 25, 2003.
    Interested parties may listen to the call by dialing 888-730-9137 (passcode Lawson 925) and international callers 1-210-234-0002. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through 5 p.m. Central time Thursday, Oct. 9. The replay number is 800-937-2127 and international 1-402-220-3062. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business process software solutions that help services organizations in the healthcare, retail, professional services, public sector, financial services, and other strategic markets achieve competitive advantage. Lawson's solutions include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements, including statements made by Mr. Coughlan, contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: a decline in general economic conditions; uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

                         LAWSON SOFTWARE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                               UNAUDITED
                            (in thousands)

                                                  August 31,  May 31,
                                                     2003      2003
                                                  ---------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                        $180,854  $153,071
  Marketable securities                              69,405   102,266
  Trade accounts receivable, net                     63,231    62,433
  Other current assets                               33,215    34,122
                                                  ---------- ---------
     Total current assets                           346,705   351,892

Long-term marketable securities                       4,940     5,175
Property and equipment, net                          20,635    21,364
Goodwill and other intangible assets, net            47,618    43,943
Other assets                                          8,863     9,835
                                                  ---------- ---------
     Total assets                                  $428,761  $432,209
                                                  ========== =========

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                  $1,018      $896
  Accounts payable and other accrued liabilities     43,122    51,096
  Deferred revenue and customer deposits             86,177    86,642
                                                  ---------- ---------
     Total current liabilities                      130,317   138,634

Long-term debt, less current portion                    941       255
Other long-term liabilities                           4,125     3,921
                                                  ---------- ---------
     Total liabilities                              135,383   142,810
                                                  ---------- ---------

Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,069     1,058
 Additional paid-in capital                         314,791   309,637
 Treasury stock, at cost                            (33,119)  (28,824)
 Deferred stock-based compensation                   (2,418)   (3,117)
 Retained earnings                                   12,720     9,480
 Accumulated other comprehensive gain                   335     1,165
                                                  ---------- ---------
     Total stockholders' equity                     293,378   289,399
                                                  ---------- ---------
     Total liabilities and stockholders' equity    $428,761  $432,209
                                                  ========== =========

                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)

                                                  Three Months Ended
                                                 ---------------------
                                                 August 31, August 31,
                                                    2003       2002
                                                 ---------- ----------
Revenues:
 License fees                                      $22,661    $18,119
 Services                                           65,341     69,327
                                                 ---------- ----------
    Total revenues                                  88,002     87,446
Cost of revenues:
 Cost of license fees                                4,091      3,175
 Cost of services                                   32,101     37,841
                                                 ---------- ----------
    Total cost of revenues                          36,192     41,016

    Gross profit                                    51,810     46,430
Operating expenses:
 Research and development                           14,935     15,304
 Sales and marketing                                22,998     28,515
 General and administrative                          9,225      6,521
 Restructuring charges (adjustments)                   (40)         -
 Amortization of acquired intangibles                  245        207
                                                 ---------- ----------
    Total operating expenses                        47,363     50,547
                                                 ---------- ----------
Operating income (loss)                              4,447     (4,117)
Other income (expense):
 Interest income                                       882      1,105
 Interest expense                                      (18)       (44)
                                                 ---------- ----------
    Total other income                                 864      1,061

Income (loss) before income taxes                    5,311     (3,056)
Provision (benefit) for income taxes                 2,071     (1,192)
                                                 ---------- ----------
Net income (loss)                                   $3,240    $(1,864)
                                                 ========== ==========


Net income (loss) per share:
 Basic                                               $0.03     $(0.02)
                                                 ========== ==========
 Diluted                                             $0.03     $(0.02)
                                                 ========== ==========
Shares used in computing net income (loss) per
 share:
 Basic                                              98,465     96,845
                                                 ========== ==========
 Diluted                                           105,968     96,845
                                                 ========== ==========

  SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME
  (LOSS) TO NET INCOME (LOSS) FROM NORMALIZED OPERATIONS (UNAUDITED)

Normalized operations is the internal measure of profitability used by our management to judge operating performance. Operating income from normalized operations and net income from normalized operations are not determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as an alternative to or more meaningful than measures of operating performance determined in accordance with GAAP. Additionally, Lawson's calculation of normalized net income or loss may not be comparable to similarly titled measures of other companies. Audited financial statements appear in Lawson's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                                  Three Months Ended
                                                 ---------------------
                                                 August 31, August 31,
                                                    2003       2002
                                                 ---------- ----------

GAAP Operating income (loss):                       $4,447    $(4,117)
  Adjustments:
        Non-cash stock-based compensation              699      1,402
        Restructuring adjustment                       (40)         -
        Software and intangible amortization
         related to acquisitions                       652        559
                                                 ---------- ----------
Operating income (loss) from normalized
 operations                                          5,758     (2,156)
        Total other income                             864      1,061
                                                 ---------- ----------
Income (loss) before income taxes from
 normalized  operations                              6,622     (1,095)
        Provision (benefit) for income taxes         2,582       (427)
                                                 ---------- ----------
Net income (loss) from normalized operations        $4,040      $(668)
                                                 ========== ==========

Net income (loss) per share from normalized
 operations:
  Basic                                              $0.04     $(0.01)
                                                 ========== ==========
  Diluted                                            $0.04     $(0.01)
                                                 ========== ==========

Shares used in computing net income (loss) per
 share from normalized operations:
  Basic                                             98,465     96,845
                                                 ========== ==========
  Diluted                                          105,968     96,845
                                                 ========== ==========


    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investor and analyst contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com